As filed with the Securities and Exchange Commission on April 7, 2021

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBANT S.A.
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

37A, Avenue J.F. Kennedy L-1855, Luxembourg
(Address, including zip code, of Principal Executive Offices)

GLOBANT S.A. 2021 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Globant, LLC 875 Howard Street, Suite 320 San Francisco, CA 94103 Attn: Fernando Matzkin (877) 215-5230	Christopher C. Paci DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 (212) 335-4500
(Name, address, telephone number, including area code, of agent for service)	(Copies to)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common shares, nominal value $1.20 per share	2,100,000	$210.13	$441,273,000	$48,143

(1)	Consists of 2,100,000 common shares, nominal value $1.20 per share (the “Common Shares”), of Globant S.A. (the “Registrant”) initially available for sale under the Globant S.A. 2021 Employee Stock Purchase Plan (the “ESPP”). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of Common Shares which may be offered or issued under the ESPP by reason of share splits, share dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding Common Shares of the Registrant.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s Common Shares as reported on the New York Stock Exchange on April 1, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents which have been filed by the Registrant with the Commission are incorporated herein by reference:

(a)	Annual Report on Form 20-F for the year ended December 31, 2020 filed with the Commission on February 26, 2021;

(b)	Report of Foreign Private Issuer on Form 6-K, furnished to the Commission on April 2, 2021;

(c)	All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the document referred to in (a) above; and

(d)	Description of Common Shares of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission that are identified in such forms as being incorporated into this Registration Statement, in each case, subsequent to the initial filing date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document that also is deemed to be incorporated by reference in this Registration Statement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Registrant’s directors are not held personally liable for the indebtedness or other obligations of Globant S.A. As agents of Globant S.A., they are responsible for the performance of their duties. Subject to the exceptions and limitations set forth below and mandatory provisions of law, every person who is, or has been, a director or officer of Globant S.A. will be indemnified by Globant S.A. to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such a director or officer and against amounts paid or incurred by him or her in the settlement thereof. The words “claim,” “action,” “suit” or “proceeding” refer to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities.

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No indemnification, however, will be provided to any director or officer: (i) against any liability to Globant S.A. or its shareholders by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of Globant S.A.; or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the Registrant’s board of directors.

The rights of indemnification described above are severable, do not affect any other rights to which any director or officer may otherwise be entitled, continue as to a person who has ceased to be such director or officer and inures to the benefit of the heirs, executors and administrators of such a person. Nothing contained in Globant S.A.’s Articles of Association affect any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law.

Expenses in connection with the preparation and representation of a defense of any claim, action, suit or proceeding of the character described above will be advanced by Globant S.A. prior to final disposition thereof upon receipt of any undertaking by or on behalf of the officer or director, who must repay such amount if it is ultimately determined that he is not entitled to indemnification.

The Registrant maintains an insurance policy that protects its directors and officers from liabilities incurred as a result of actions taken in their official capacity.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended Articles of Association, dated February 5, 2021 (incorporated by reference to Exhibit 1.1 to Annual Report on Form 20-F for the year ended December 31, 2020 filed by the Registrant on February 26, 2021)

5.1	Opinion of Arendt & Medernach S.A., Luxembourg counsel for the Registrant, regarding the legal validity of the Common Shares being registered on this Registration Statement

23.1	Consent of Arendt & Medernach S.A. (contained in Exhibit 5.1)

23.2	Consent of Price Waterhouse & Co. S.R.L.

23.3	Consent of Deloitte & Co. S.A.

24.1	Power of Attorney (included on signature page)

99.1	Globant S.A. 2021 Employee Stock Purchase Plan (incorporated by reference from Exhibit 99.1 of the Registrant’s Report of Foreign Private Issuer on Form 6-K, dated March 1, 2021)

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)              To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (“Securities Act”);

(ii)             To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

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Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montevideo, Uruguay, on April 7, 2021.

GLOBANT S.A.

By:	/s/ Juan Ignacio Urthiague
Juan Ignacio Urthiague
Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of the Directors named below and Juan Ignacio Urthiague as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement on Form S-8 (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martín Migoya	Chairman of the Board and	April 7, 2021
Martín Migoya	Chief Executive Officer
(Principal Executive Officer)

/s/ Juan Ignacio Urthiague	Chief Financial Officer	April 7, 2021
Juan Ignacio Urthiague	(Principal Financial Officer)

/s/ Yanina Maria Conti	Chief Accounting Officer	April 7, 2021
Yanina Maria Conti	(Principal Accounting Officer)

/s/ Fernando Matzkin	Authorized Representative in the	April 7, 2021
Fernando Matzkin	United States

/s/ Martin Gonzalo Umaran	Director and Chief of Staff	April 7, 2021
Martin Gonzalo Umaran

/s/ Guibert Andrés Englebienne	Director and Chief Technology Officer	April 7, 2021
Guibert Andrés Englebienne

/s/ Francisco Álvarez-Demalde	Director	April 7, 2021
Francisco Álvarez-Demalde

/s/ Mario Eduardo Vázquez	Director	April 7, 2021
Mario Eduardo Vázquez

/s/ Philip A. Odeen	Director	April 7, 2021
Philip A. Odeen

/s/ Linda Rottenberg	Director	April 7, 2021
Linda Rottenberg

/s/ Richard Haythornthwaite	Director	April 7, 2021
Richard Haythornthwaite

/s/ Maria Pinelli	Director	April 7, 2021
Maria Pinelli

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